Exhibit 99.1

RRD to be Acquired by Atlas for $8.52 Per Share in Cash

Provides Attractive Value to Stockholders

CHICAGO – November 3, 2021 – R.R. Donnelley & Sons Company (“RRD”) (NYSE: RRD) today announced that it has entered into a definitive merger agreement to be acquired by affiliates of Atlas Holdings LLC (“Atlas”), which operates a global family of manufacturing and distribution businesses, in an all-cash transaction with a total enterprise value of approximately $2.1 billion.

The merger agreement has been unanimously approved by RRD’s board of directors. Under the terms of the merger agreement, Atlas will acquire all of the outstanding shares of RRD common stock, and RRD stockholders will receive $8.52 per share in cash for each share of RRD common stock. The purchase price represents a premium of approximately 29.1 percent over RRD’s closing price on November 2, 2021, approximately 72.8 percent over RRD’s closing share price on October 11, 2021, the last trading day prior to the announcement of a non-binding offer by Chatham Asset Management, LLC, and a premium of approximately 64.1 percent over RRD’s 60-day volume weighted average price for the period ended October 11, 2021.

“The RRD board regularly reviews the Company’s strategic priorities, and today’s announcement is a culmination of a thorough, multi-year process to maximize value for RRD stockholders,” said John Pope, RRD Chairman of the Board of Directors. “After a careful and thorough analysis, the RRD board believes that this transaction, which delivers an immediate premium and certain cash value, is in the best interest of RRD and our stockholders. We look forward to working with Atlas to complete this value enhancing transaction.”

“Today’s announcement represents an exciting next phase of RRD’s journey,” said Dan Knotts, RRD President and Chief Executive Officer. “This transaction is truly a testament to our talented employees, whose passion for and dedication to serving our clients has helped build our company into the industry leading marketing and business communications company we are today. Under our new ownership structure, they will have access to even more career building opportunities in the future.”

“We are excited to have reached this agreement to acquire R.R. Donnelley and Sons, an iconic name in the business communications, marketing and printing industries. Atlas is a trusted partner for businesses that have both a demonstrated record of innovation and customer service and, at the same time, clear opportunities for continued growth. That is precisely what we see in RRD. We look forward to working with RRD’s talented and experienced team and welcoming RRD’s associates into the Atlas Family,” said Tim Fazio, Atlas Co-Founder and Managing Partner.

“With RRD’s robust portfolio of capabilities, we believe Atlas’ reputation for operational excellence will build upon RRD’s leading position across marketing solutions and business services,” said Michael Sher, Atlas Partner.

“We look forward to completing this transaction and beginning an exciting new chapter for this storied business,” added Neil Mahajan, Atlas Partner.

Certain Terms, Approvals and Timing

Atlas intends to finance the transaction through a combination of committed equity financing provided by affiliates of Atlas as well as debt financing that has been committed to by JPMorgan Chase Bank, N.A. and Macquarie Capital. The transaction is not subject to a financing condition.

Under the terms of the merger agreement, RRD may solicit additional acquisition proposals from third parties for a period of 25 calendar days from the signing of the merger agreement. In accordance with the merger agreement, RRD’s board of directors, with the assistance of its advisors, intends to solicit acquisition proposals during this period. RRD advises that there can be no assurances that the solicitation process will result in any acquisition proposals or any alternative transaction. RRD does not intend to disclose developments with respect to this solicitation process unless and until it determines it is appropriate to do so, subject to the terms of the merger agreement.

The transaction is expected to close in the first half of 2022, subject to customary closing conditions, including approval by RRD stockholders and receipt of regulatory approvals. Upon completion of the transaction, RRD’s shares will no longer trade on The New York Stock Exchange and RRD will become a private company.

The foregoing description of the merger agreement and the transactions contemplated thereby is subject to, and is qualified in its entirety by reference to, the full terms of the merger agreement, which RRD will be filing on Form 8-K.

Third Quarter Conference Call and Guidance Update

RRD today announced its third quarter financial results, which are available on the Investors section of the RRD website. RRD will host a conference call to discuss the acquisition along with its third quarter results on Wednesday, November 3, 2021 at 11:00 am Eastern Time (10:00 am Central Time). Participants must register in advance in order to either join the webcast or request the dial-in-information to join by telephone. Registration links for both the webcast and the telephone options are available on the Events & Presentations page of the Investor Relations website. For those unable to join live, a replay of the webcast will be available until January 31, 2022 under the Past Events section of the Investor Relations website. A slide presentation will be available on the Investors section of the RRD web site at www.rrd.com or by clicking through this link.

In addition, the Company is withdrawing the previous financial guidance and has suspended any further updates as a result of the pending transaction.

Advisors

Centerview Partners LLC is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to RRD.

Macquarie Capital is serving as financial advisor and Willkie Farr & Gallagher LLP is serving as legal advisor to Atlas.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With 30,000 clients and 33,000 employees across 28 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

About Atlas Holdings

Headquartered in Greenwich, Connecticut and founded in 2002, Atlas and its affiliates own and operate 23 platform companies which employ approximately 40,000 associates across more than 250 facilities worldwide. Atlas operates in sectors such as aluminum processing, automotive, building materials, capital equipment, construction services, food manufacturing and distribution, packaging, paper, power generation, printing, pulp, supply chain management and wood products. Atlas’ companies together generate approximately $10 billion in revenues annually.

Use of Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of R. R. Donnelley & Sons Company (“RRD”) by affiliates of Atlas Holdings LLC (the “Transaction”). These forward-looking statements are based on RRD’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by RRD, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) significant transaction costs associated with the Transaction; (iii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm RRD’s business, including current plans and operations; (v) the ability of RRD to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) legislative, regulatory and economic developments affecting RRD’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which RRD operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect RRD’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact RRD’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Atlas Holdings LLC to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring RRD to pay a termination fee; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities or the COVID-19 pandemic, as well as RRD’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to RRD’s business, including those detailed under the heading “Risk Factors” and elsewhere in RRD’s public periodic filings with the U.S. Securities and Exchange Commission (the “SEC”); and (xviii) the risks and uncertainties that will be described in the proxy statement to be filed by RRD with the SEC in connection with the Transaction (the “Proxy Statement”) and available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on RRD’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and RRD does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

This communication is being made in connection with the Transaction. In connection with the Transaction, RRD intends to file the Proxy Statement and certain other documents regarding the Transaction with the SEC. The definitive version of the Proxy Statement (if and when available) will be mailed to RRD stockholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the Proxy Statement or any other document that RRD may file with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS

AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain, free of charge, copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by RRD through the website maintained by the SEC at www.sec.gov, the Investor Relations portion of RRD’s website at investor.rrd.com or by contacting the RRD investor relations department at the following:

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

Participants in the Solicitation

RRD and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from RRD stockholders in connection with the Transaction. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Transaction (if and when they become available). Information relating to the foregoing can also be found in RRD’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 13, 2021 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on RRD’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.